Exhibit 10.3

FIRST AMENDMENT
TO
SERVICES AGREEMENT
THIS FIRST AMENDMENT TO SERVICES AGREEMENT (this “Amendment”) is made and entered into as of October 22, 2014, by and between OGE Energy Corp., an Oklahoma corporation (“OGE”), and Enable Midstream Partners, LP, a Delaware limited partnership (formerly CenterPoint Energy Field Services LP) (the “Partnership”). OGE and the Partnership may sometimes be referred to in this Amendment individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Services Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Parties entered into that certain Services Agreement, dated May 1, 2013 (the “Services Agreement”), whereby OGE and the Partnership set forth their agreements with respect to certain services to be provided by OGE to the Partnership and its Subsidiaries; and
WHEREAS, the Parties desire to amend the Services Agreement to continue some of OGE’s services to the Partnership under certain circumstances and to reflect the terms otherwise specified herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Services Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Section 4.1 is hereby amended by deleting all of the current provisions of Section 4.1 and inserting in lieu thereof the following:
“Section 4.1 Term. The initial term of this Agreement will be for a period of three years, commencing on the Effective Date and ending on the third anniversary of the Effective Date (“Initial Term”). At the conclusion of the Initial Term, the term of this Agreement will automatically extend from year-to-year (each, an “Extension”), unless terminated by the Partnership with at least 90 days’ notice prior to the end of such term, as extended, subject to Section 4.2.”
2.    Section 4.2 is hereby amended by deleting all of the current provisions of Section 4.2 and inserting in lieu thereof the following:
“Section 4.2 Termination for Convenience. The Partnership, if approved by the Board, may terminate this Agreement or the provision of any Service by providing OGE with at least 180 days’ notice of its election to terminate this Agreement or any Service; provided, however, that this Agreement, and the provision of Services with respect to payroll and benefit administration services, may not be terminated prior to the termination of the OGE Transitional Seconding

Exhibit 10.3

Agreement between OGE and the Partnership, dated May 31, 2013, as amended, except as set forth in Section 4.3.”
3.    The Services Agreement, as amended herein, is ratified and confirmed.
4.    All other terms and conditions of the Services Agreement remain unchanged and in full force and effect.
5.    This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), all of which together shall constitute an agreement binding on all the Parties, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Amendment immediately upon affixing its signature hereto.
[Signature Page Follows]

Exhibit 10.3

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first above written.

OGE ENERGY CORP.

By:	/s/ Sean Trauschke
Name: Sean Trauschke
Title: President

ENABLE MIDSTREAM PARTNERS, LP
by Enable GP LLC, Its General Partner

By:	/s/ Lynn L. Bourdon III
Name: Lynn L. Bourdon III
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Services Agreement]

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